February 27, 2025

ARRAY Technologies, Inc. Reports Financial Results for the Fourth Quarter and Full Year 2024

Exceeds the mid-point of fourth quarter revenue guidance, achieves record gross margin on the full year, and delivers strong cash flow generation

Fourth Quarter 2024 Financial Highlights
•Revenue of $275.2 million
•Gross Margin of 28.5%
•Adjusted gross margin(1) of 29.8%
•Net loss to common shareholders of $(141.2) million
◦Net loss to common shareholders inclusive of $74.0 million non-cash goodwill impairment charge and $91.9 million non-cash long-lived intangible asset write-down associated with the 2022 STI acquisition
•Adjusted EBITDA(1) of $45.2 million
•Net loss per basic and diluted share of $(0.93)
•Adjusted net income per diluted share(1) of $0.16

Full Year 2024 Financial Highlights
•Revenue of $915.8 million
•Gross Margin of 32.5%
•Adjusted gross margin (1) of 34.1%
•Net loss to common shareholders of $(296.1) million
◦Net loss to common shareholders inclusive of $236.0 million non-cash goodwill impairment charge and $91.9 million non-cash long-lived intangible asset write-down associated with the 2022 STI acquisition
•Adjusted EBITDA(1) of $173.6 million
•Net loss per basic and diluted share of $(1.95)
•Adjusted net income per diluted share(1) of $0.60
•Free cash flow(1) of $135.4 million
•Total executed contracts and awarded orders at December 31, 2024 were $2.0 billion

ALBUQUERQUE, NM — (GLOBE NEWSWIRE) — ARRAY Technologies (NASDAQ: ARRY) (“ARRAY” or the “Company”), a global leader in utility-scale solar tracking, today announced financial results for its fourth quarter and full year ended December 31, 2024.

“ARRAY delivered strong fourth quarter and full year 2024 results, we exceeded the mid-point of our fourth quarter revenue guidance and achieved record gross margin on the full year. Our ongoing focus on operational execution continues to translate into robust profitability and healthy cash flow. We finished 2024 with an orderbook of $2 billion, representing 10% year-on-year growth. We are pleased with our results, which delivered significant progress in both market share and commercial growth. Thank you to our employees for their continued focus and hard work. Additionally, we are on track to deliver 100% domestic content solar trackers by the first half of 2025. Our OmniTrack™ product continues to gain traction in the market, and now accounts for over 20% of our orderbook. We are excited about our investment in Swap Robotics, a disruptive technology driving automation in PV installations. We believe the integration of Swap Robotics technology into our product portfolio will drive project efficiencies and cost savings for our customers,” said Chief Executive Officer, Kevin G. Hostetler.

Mr. Hostetler continued, “While persistent headwinds, including permitting and interconnection delays, shortages of high-voltage circuit breakers and transformers, and labor constraints—continue to impact project timelines in the United States, we experienced the market stabilizing by year-end, in contrast to the delays experienced in the middle of the year. In Europe, we anticipate modest growth in 2025 as we are well positioned to capture additional market share. However, in Brazil, macro factors such as currency devaluation, volatile interest rates, and newly introduced tariffs on solar components have impacted growth. For 2025, at the midpoint of our guidance, ARRAY expects to deliver over 20% year-over-year revenue growth. We are optimistic about future demand growth for utility-scale solar energy both domestically and internationally and confident that our value proposition in the industry will continue to propel growth for years to come.”

First Quarter and Full Year 2025 Guidance
Given the uncertainty in the utility-scale solar energy market and headwinds we experienced during 2024 which pushed out project timelines, we are providing guidance for the first quarter of 2025. It is not our intention to provide quarterly guidance in the future. For the quarter ending March 31, 2025, the Company expects:
•Revenue to be in the range of $260 million to $270 million
•Adjusted EBITDA margin(2) to be in the range of 11% to 13%

For the year ending December 31, 2025, the Company expects:
•Revenue to be in the range of $1.05 billion to $1.15 billion
•Adjusted EBITDA(2) to be in the range of $180 million to $200 million
•Adjusted net income per share(2) to be in the range of $0.60 to $0.70

Supplemental Presentation and Conference Call Information
ARRAY has posted a supplemental presentation to its website, which will be discussed during the conference call hosted by management today (February 27, 2025) at 5:00 p.m. (ET). The conference call can be accessed live over the phone by dialing (877)-869-3847 (domestic) or (201)-689-8261 (international) and entering the passcode 13750627 or via webcast of the live conference call by logging onto the Investor Relations sections of the Company’s website at http://ir.arraytechinc.com. A telephonic replay will be available approximately three hours after the call by dialing (877)-660-6853 (domestic), or (201)-612-7415 (international) with the passcode 13750627. The replay will be available until 11:59 p.m. (ET) on March 13, 2025. The online replay will be available for 30 days on the same website immediately following the call.

About ARRAY Technologies, Inc.
ARRAY Technologies (NASDAQ: ARRY) is a leading global provider of solar tracking technology to utility-scale and distributed generation customers, who construct, develop, and operate solar PV sites. With solutions engineered to withstand the harshest weather conditions, ARRAY’s high-quality solar trackers, software platforms and field services combine to maximize energy production and deliver value to our customers for the entire lifecycle of a project. Founded and headquartered in the United States, ARRAY is rooted in manufacturing and driven by technology - relying on its domestic manufacturing, diversified global supply chain, and customer-centric approach to design, deliver, commission, train, and support solar energy deployment around the world. For more news and information on ARRAY, please visit arraytechinc.com.

Investor Relations Contact:
Keith Jennings
505-437-0010
investors@arraytechinc.com

Media Contact:
Nicole Stewart
505-589-8257

Forward-Looking Statements
This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, technology or product developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “anticipates,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” “designed to” or similar expressions and the negatives of those terms.

ARRAY’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in growth or rate of growth in demand for solar energy projects; competitive pressures within our industry; factors affecting viability and demand for solar energy, including but not limited to, the retail price of electricity, availability of in-demand components like high voltage breakers, various policies related to the permitting and interconnection costs of solar plants, and the availability of incentives for solar energy and solar energy production systems, which makes it difficult to predict our future prospects; competition from conventional and renewable energy sources; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; any increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system; existing electric utility industry policies and regulations, and any subsequent changes or new related policies and regulations, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of new and/or additional duties, tariffs and other charges or restrictions on imports and exports; changes in the global trade environment, including the imposition of import tariffs or other import restrictions; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including but not limited to a pandemic, the Ukraine-Russia war, attacks on shipping in the Red Sea, conflict in the Middle East, and inflation and interest rates; our ability to convert our orders in backlog into revenue; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary right; delays in construction projects and any failure to manage our inventory; significant changes in the cost of raw materials; disruptions to transportation and logistics, including increases in shipping costs; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; our ability to retain our key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information; a failure to maintain an effective system of integrated internal controls over financial reporting; our substantial indebtedness, risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises; changes to laws and regulations, including changes to tax laws and regulations, that are applied adversely to us or our customers, including our ability to optimize those changes brought about by the passage of the Inflation Reduction Act or any repeal thereof; and the other risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on our website, www.arraytechinc.com.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Information
This press release includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per share, Adjusted general and administrative expense and Free cash flow.

We define Adjusted gross profit as gross profit plus (i) amortization of developed technology and (ii) other costs if applicable. We define Adjusted gross margin as Adjusted gross profit as a percentage of revenue. We define Adjusted EBITDA as net income (loss) plus (i) other expense, net, (ii) foreign currency (gain) loss, net, (iii) preferred dividends and accretion, (iv) interest expense, (v) income tax (benefit) expense, (vi) depreciation expense, (vii) amortization of intangibles, (viii) amortization of developed technology, (ix) equity-based compensation, (x) change in fair value of contingent consideration, (xi) impairment of long-lived assets, (xii) goodwill impairment, (xiii) certain legal expenses, and (xiv) other costs. We define Adjusted net income as net income (loss) to common shareholders plus (i) amortization of intangibles, (ii) amortization of developed technology, (iii) amortization of debt discount and issuance costs (iv) preferred accretion, (v) equity-based compensation, (vi) change in fair value of contingent consideration, (vii) impairment of long-lived assets, (viii) goodwill impairment, (ix) certain legal expenses, (x) other costs, and (xi) income tax (benefit) expense adjustments. We define Adjusted general and administrative expense as general and administrative expense less (i) equity based compensation, (ii) certain legal expenses, (iii) other costs and (iv) income tax expense adjustments. We define Free cash flow as Cash provided by (used in) operating activities less purchase of property, plant and equipment and cash payments for the acquisition of right-of-use assets.

A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this presentation. We calculate net income (loss) per share as net income (loss) to common shareholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted net income per share as Adjusted net income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period.

We believe that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing the Company’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies.

Among other limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; do not reflect income tax expense or benefit; and other companies in our industry may calculate Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income differently than we do, which limits their usefulness as comparative measures. Because of these limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

We compensate for these limitations by relying primarily on our GAAP results and using Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income on a supplemental basis.

You should review the reconciliation of gross profit to Adjusted gross profit and net income (loss) to Adjusted EBITDA and Adjusted net income below and not rely on any single financial measure to evaluate our business.

(1) A reconciliation of the most comparable GAAP measure to its Non-GAAP measure is included below.
(2) A reconciliation of projected Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2025 outlook, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

Array Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$362,992	$249,080
Restricted cash	1,149	—
Accounts receivable, net	275,838	332,152
Inventories	200,818	161,964
Prepaid expenses and other	157,927	89,085
Total current assets	998,724	832,281

Property, plant and equipment, net	26,222	27,893
Goodwill	160,189	435,591
Other intangible assets, net	181,409	354,389
Deferred income tax assets	17,754	15,870
Other assets	41,701	40,717
Total assets	$1,425,999	$1,706,741

LIABILITIES, REDEEMABLE PERPETUAL PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$172,368	$119,498
Accrued expenses and other	91,183	70,211
Accrued warranty reserve	2,063	2,790
Income tax payable	5,227	5,754
Deferred revenue	119,775	66,488
Current portion of contingent consideration	1,193	1,427
Current portion of debt	30,714	21,472
Other current liabilities	15,291	48,051
Total current liabilities	437,814	335,691

Deferred income tax liabilities	21,398	66,858
Contingent consideration, net of current portion	7,868	8,936
Other long-term liabilities	18,684	20,428
Long-term warranty	4,830	3,372
Long-term debt, net of current portion	646,570	660,948
Total liabilities	1,137,164	1,096,233

Commitments and contingencies (Note 16)

Series A Redeemable Perpetual Preferred Stock: $0.001 par value; 500,000 shares authorized; 460,920 and 432,759 issued, respectively; liquidation preference of $493.1 million at both dates	406,931	351,260

Array Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	December 31,
	2024	2023

Stockholders’ equity
Preferred stock $0.001 par value - 4,500,000 shares authorized; none issued at respective dates	—	—
Common stock $0.001 par value - 1,000,000,000 shares authorized; 151,951,652 and 151,242,120 shares issued at respective dates	151	151
Additional paid-in capital	297,780	344,517
Accumulated deficit	(370,624)	(130,230)
Accumulated other comprehensive income (loss)	(45,403)	44,810
Total stockholders’ equity	(118,096)	259,248
Total liabilities, redeemable perpetual preferred stock and stockholders’ equity	$1,425,999	$1,706,741

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$275,232	$341,615	$915,807	$1,576,551
Cost of revenue:
Cost of product and service revenue	193,273	253,746	603,572	1,146,442
Amortization of developed technology	3,640	3,640	14,558	14,558
Total cost of revenue	196,913	257,386	618,130	1,161,000
Gross profit	78,319	84,229	297,677	415,551

Operating expenses:
General and administrative	45,663	43,710	160,567	159,535
Change in fair value of contingent consideration	396	732	125	2,964
Depreciation and amortization	8,702	9,567	36,086	38,928
Long-lived assets impairment	91,904	—	91,904	—
Goodwill impairment	74,000	—	236,000	—
Total operating expenses	220,665	54,009	524,682	201,427

(Loss) income from operations	(142,346)	30,220	(227,005)	214,124

Other income (expense), net	654	(888)	(1,008)	(1,015)
Interest income	4,092	2,206	16,777	8,330
Foreign currency (loss) gain, net	(3,442)	(326)	(4,515)	(53)
Interest expense	(9,007)	(8,857)	(34,825)	(44,229)
Total other (expense) income	(7,703)	(7,865)	(23,571)	(36,967)

(Loss) income before income tax expense (benefit)	(150,049)	22,355	(250,576)	177,157
Income tax (benefit) expense	(23,146)	3,013	(10,182)	39,917
Net (loss) income	(126,903)	19,342	(240,394)	137,240
Preferred dividends and accretion	14,338	13,332	55,670	51,691
Net (loss) income to common shareholders	$(141,241)	$6,010	$(296,064)	$85,549

(Loss) income per common share
Basic	$(0.93)	$0.04	$(1.95)	$0.57
Diluted	$(0.93)	$0.04	$(1.95)	$0.56

Weighted average common shares outstanding
Basic	151,944	151,175	151,754	150,942
Diluted	151,944	152,110	151,754	152,022

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating activities:
Net income (loss)	$(126,903)	$19,342	$(240,394)	$137,240
Adjustments to net income (loss):
Goodwill impairment	74,000	—	236,000	—
Impairment of long-lived assets	91,904	—	91,904	—
Provision for bad debts	(1,357)	2,644	2,058	2,527
Deferred tax benefit	(30,371)	(6,534)	(37,650)	(8,862)
Depreciation and amortization	9,206	9,950	38,221	40,268
Amortization of developed technology	3,640	3,640	14,558	14,558
Amortization of debt discount and issuance costs	1,435	1,447	6,087	10,570
Gain on debt refinancing	—	(457)	—	(457)
Equity-based compensation	3,498	2,845	10,349	14,540
Change in fair value of contingent consideration	396	732	125	2,964
Warranty provision	3,127	1,075	3,163	4,666
Write-down of inventories	442	1,844	2,923	6,431
Changes in operating assets and liabilities, net of business acquisition:
Accounts receivable	(442)	99,164	41,423	92,800
Inventories	(14,823)	54,189	(44,787)	66,743
Income tax receivables	33	(3,156)	(4,112)	9
Prepaid expenses and other	(24,505)	(8,700)	(69,708)	(10,840)
Accounts payable	24,475	(52,097)	58,180	(37,654)
Accrued expenses and other	34,492	(10,019)	(436)	5,325
Income tax payable	3,790	2,666	(863)	1,936
Lease liabilities	(2,894)	9,227	(8,624)	1,177
Deferred revenue	8,443	(33,821)	55,563	(111,986)
Net cash provided by operating activities	57,586	93,981	153,980	231,955
Investing activities
Purchase of property, plant and equipment	(1,701)	(5,374)	(7,305)	(16,989)
Retirement/disposal of property, plant and equipment	(4)	168	34	168
Cash payments for the acquisition of right-of-use assets	(11,276)	—	(11,276)	—
SAFE Investment	(3,000)	—	(3,000)	—
Sale of equity investment	—	—	11,975	—

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited) (continued)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash used in investing activities	(15,981)	(5,206)	(9,572)	(16,821)
Financing activities
Series A equity issuance costs	—	—	—	(1,509)
Tax withholding related to vesting of equity-based compensation	(18)	—	(1,752)	—
Proceeds from issuance of other debt	74,035	2,795	93,059	63,311
Principal payments on term loan facility	(1,075)	(1,075)	(4,300)	(74,300)
Principal payments on other debt	(72,545)	(19,039)	(97,424)	(88,063)
Contingent consideration payments	—	—	(1,427)	(1,200)
Net cash used in financing activities	397	(17,319)	(11,844)	(101,761)
Effect of exchange rate changes on cash and cash equivalent balances	(10,233)	3,614	(17,503)	1,806
Net change in cash and cash equivalents	31,769	75,070	115,061	115,179
Cash and cash equivalents and restricted cash, beginning of period	332,372	174,010	249,080	133,901
Cash and cash equivalents and restricted cash, end of period	$364,141	$249,080	$364,141	$249,080

Supplemental cash flow information
Cash paid for interest	$8,989	$8,995	$38,655	$43,949
Cash paid for income taxes (net of refunds)	$2,746	$9,145	$27,966	$45,942

Non-cash investing and financing activities
Dividends accrued on Series A Preferred	$(13,668)	$6,803	$7,246	$26,370

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, General and Administrative Expense, and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles Gross profit to Adjusted gross profit:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	275,232	341,615	915,807	1,576,551
Cost of revenue	196,913	257,386	618,130	1,161,000
Gross profit	78,319	84,229	297,677	415,551
Gross margin	28.5%	24.7%	32.5%	26.4%

Amortization of developed technology	3,640	3,640	14,558	14,558
Adjusted gross profit	81,959	87,869	312,235	430,109
Adjusted gross margin	29.8%	25.7%	34.1%	27.3%

The following table reconciles Net income to Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net (loss) income	$(126,903)	$19,342	$(240,394)	$137,240
Preferred dividends and accretion	14,338	13,332	55,670	51,691
Net (loss) income to common shareholders	$(141,241)	$6,010	$(296,064)	$85,549
Other expense, net	(4,746)	(1,318)	(15,769)	(7,315)
Foreign currency loss (gain), net	3,442	326	4,515	53
Preferred dividends and accretion	14,338	13,332	55,670	51,691
Interest expense	9,007	8,857	34,825	44,229
Income tax (benefit) expense	(23,146)	3,013	(10,182)	39,917
Depreciation expense	1,140	772	4,410	2,669
Amortization of intangibles	8,142	9,186	33,811	37,607
Amortization of developed technology	3,640	3,640	14,558	14,558
Equity-based compensation	3,498	2,648	10,349	14,578
Change in fair value of contingent consideration	396	732	125	2,964
Long-lived assets impairment	91,904	—	91,904	—
Goodwill impairment	74,000	—	236,000	—
Certain legal expenses(a)	2,240	244	6,773	898
Other costs(b)	2,586	736	2,628	736
Adjusted EBITDA	$45,200	$48,178	$173,553	$288,134

(a) Represents certain legal fees and other related costs associated with (i) Actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, General and Administrative Expense, and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
(b) For the three months ended December 31, 2024, other costs represent costs related to the settlement of a regional tax dispute for a period prior to the acquisition of STI. For the twelve months ended December 31, 2024, other costs also include costs related to Capped-Call accounting treatment evaluation and the settlement of a regional tax dispute. For the three months ended December 31, 2023, other costs represent costs related to Capped-Call accounting treatment evaluation.

The following table reconciles Net income to Adjusted net income:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net (loss) income	$(126,903)	$19,342	$(240,394)	$137,240
Preferred dividends and accretion	14,338	13,332	55,670	51,691
Net (loss) income to common shareholders	$(141,241)	$6,010	$(296,064)	$85,549
Amortization of intangibles	8,142	9,187	33,811	37,607
Amortization of developed technology	3,640	3,640	14,558	14,558
Amortization of debt discount and issuance costs	1,547	1,447	6,199	10,570
Preferred accretion	7,093	6,528	27,510	25,320
Equity based compensation	3,498	2,648	10,349	14,578
Change in fair value of contingent consideration	396	732	125	2,964
Impairment of long-lived assets	91,904	—	91,904	—
Goodwill impairment	74,000	—	236,000	—
Certain legal expenses(a)	2,240	244	6,773	898
Other costs(b)	2,586	736	2,628	736
Income tax expense adjustments(c)	(28,688)	(4,757)	(42,596)	(20,863)
Adjusted net income	$25,117	$26,415	$91,197	$171,917

(Loss) income per common share
Basic	$(0.93)	$0.04	$(1.95)	$0.57
Diluted	$(0.93)	$0.04	$(1.95)	$0.56
Weighted average number of common shares outstanding
Basic	151,944	151,175	151,754	150,942
Diluted	151,944	152,110	151,754	152,022

Adjusted net income per common share
Basic	$0.17	$0.17	$0.60	$1.14
Diluted	$0.16	$0.17	$0.60	$1.13
Weighted average number of common shares outstanding
Basic	151,944	151,175	151,754	150,942
Diluted	152,255	152,110	152,285	152,022

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, General and Administrative Expense, and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
(a) Represents certain legal fees and other related costs associated with (i) Actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

(b) For the three months ended December 31, 2024, other costs represent costs related to the settlement of a regional tax dispute for a period prior to the acquisition of STI. For the twelve months ended December 31, 2024, other costs also include costs related to Capped-Call accounting treatment evaluation and the settlement of a tax dispute. For the three months ended December 31, 2023, other costs represent costs related to Capped-Call accounting treatment evaluation.

(c) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

The following table reconciles General and administrative expense to Adjusted general and administrative expense:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
General and administrative expense	45,663	43,710	160,567	159,535
Equity based compensation	3,498	2,648	10,349	14,578
Certain legal expenses(a)	2,240	244	6,773	898
Other costs(b)	2,586	736	2,628	736
Income tax expense adjustments(c)	(28,688)	(4,757)	(42,596)	(20,863)
Adjusted general and administrative expense	25,299	42,581	137,721	154,884

(a) Represents certain legal fees and other related costs associated with (i) Actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

(b) For the three months ended December 31, 2024, other costs represent costs related to the settlement of a regional tax dispute for a period prior to the acquisition of STI. For the twelve months ended December 31, 2024, other costs also include costs related to Capped-Call accounting treatment evaluation and the settlement of a tax dispute. For the three months ended December 31, 2023, other costs represent costs related to Capped-Call accounting treatment evaluation.

(c) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, General and Administrative Expense, and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles new cash provided by operating activities to Free cash flow:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	57,586	93,981	153,980	231,955
Purchase of property, plant and equipment	(1,701)	(5,374)	(7,305)	(16,989)
Cash payments for the acquisition of right-of-use assets	(11,276)	—	(11,276)	—
Free cash flow	44,609	88,607	135,399	214,966